UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 19, 2016

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 19, 2016, Invacare Corporation (the “Company”) held its 2016 Annual Meeting of Shareholders (the “Annual Meeting”), at which the Company’s shareholders acted on proposals to: (1) elect nine directors to a one-year term that will expire at the annual meeting of shareholders in 2017; (2) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year; and (3) approve, on an advisory basis, the compensation of the Company’s named executive officers.
Each of the following nominees was elected to the board of directors for a one-year term of office expiring at the annual meeting of shareholders in 2017 with respective votes as follows:

Nominees	For	Withheld	Broker Non-Votes
Michael F. Delaney	30,647,519	4,347,600	2,120,129
Marc M. Gibeley	30,713,623	4,281,496	2,120,129
C. Martin Harris, M.D.	30,592,170	4,402,949	2,120,129
James L. Jones	17,794,949	17,200,170	2,120,129
Dale C. LaPorte	34,129,005	866,114	2,120,129
Michael J. Merriman	31,972,407	3,022,712	2,120,129
Matthew E. Monaghan	34,138,820	856,299	2,120,129
Clifford D. Nastas	34,168,533	826,586	2,120,129
Baiju R. Shah	34,216,444	778,675	2,120,129
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2016 fiscal year was approved with 36,946,199 votes for, 144,637 votes against and 24,412 votes abstained. There were no broker non-votes with respect to this proposal.
The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved with 32,696,435 votes for, 998,263 votes against, 1,300,421 votes abstained and 2,120,219 broker non-votes.
Item 7.01. Regulation FD Disclosure.
On May 19, 2016, the Company posted an updated Investor Presentation, dated May 19, 2016, on the Company’s website, http://www.invacare.com/investorrelations. The content of the Company’s website is not incorporated by reference in this Current Report on Form 8-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 20, 2016	By:	/s/ Anthony C. LaPlaca
	Name:	Anthony C. LaPlaca
	Title:	Senior Vice President, General Counsel and Secretary